Exhibit 10.1

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is made between Bruce A. Smith, an individual residing at 418 Rosewood Court, Powell, Ohio 43065 ("Employee"), and Denison International plc (the "Company" or "Denison"), a corporation duly organized under the laws of England and Wales, with registered offices at 107 Hammersmith Road, London, England W14 OQH.

WHEREAS, the Board of Directors of the Company want to assure Denison of the continued services of the Employee; and

WHEREAS, the parties agree that this Agreement shall supersede all prior understandings between the parties, whether oral or written.

NOW THEREFORE, in consideration of the mutual promises of the Company and the Employee contained in this Agreement, the Company and the Employee enter into this Agreement with the terms and conditions set forth herein.

1.    Employment

      The Company agrees to employ and the Employee agrees to serve as Chief Financial Officer of Denison, at its Marysville, Ohio USA headquarters, and serve as a director on the Denison International plc Board of Directors and any committee's or sub-committee's of the board as directed by the Board of Directors.

2.    Term

      The term of this Agreement shall begin on the date executed and end according to the provisions as stated in section(s) 7, 8, 10 and/or 12; provided, however, the provisions of sections 11 and 13 shall survive the termination of this Agreement.

3.    Compensation

      The Company shall pay the Employee annual total "Compensation" consisting of a "Base Salary" of one-hundred-forty thousand-seven hundred US dollars per year (US $140,700) payable by Denison Hydraulics Inc. in equal semi-monthly installments, less withholdings required by law, and "Directors Fees" of twelve thousand English pounds (UK (pound)12,000) payable by Denison. The Employee shall also be entitled to Base Salary increases as determined by the Compensation Committee of the Denison Board of Directors.

4.    Bonus Program

      The Employee shall be entitled to an annual incentive bonus from the Company based on meeting the goals as established by the Compensation Committee of the Denison Board of Directors. This incentive bonus will be based on a percentage of Compensation, with such percentgage determined by the Compensation Committee of the Denison Board of Directors. Both the goals for achievement of the annual incentive bonus and the percentage of Compensation will be communicated to the Employee as early as feasibly possible at the beginning of each calendar year. The timing of the payment of any annual incentive bonus will be at the discretion of the Board of Directors.

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5.    Employment Benefits

      The Employee shall be entitled to participate to the full extent of his Base Salary in all Company benefit plans in which the employee presently participates subject to the Company's right to eliminate any such benefit plan or change any of the terms and conditions of such benefit plans. If any benefit plan is replaced by a different plan, the Employee shall have the right to participate in the new benefit plan on a basis comparable to the Employee's present participation in existing plans. Notwithstanding the Company's standard vacation benefit plan, the Employee will be entitled to four (4) weeks annual vacation.

6.    Share Option Plan

      The Employee shall be entitled to participation in the Denison Employee Share Option Plan.

7.    Termination

      This Agreement may be terminated by the Company without cause at any time by giving written notice to the Employee of the Employee's termination. In the event the Employee is terminated under this provision, the Employee shall be entitled to receive the Employee's Base Salary and participation in the Company's employee health insurance plan on the same terms as other employees for a period of four (4) months after the date of the written notice of termination. This period of continued salary and benefits shall count as vested service for any of the service-vested employment benefits, provided that such vesting service credit does not adversely affect the qualification of any Company plan under applicable laws.

8.    Discharge

      The Company retains the right to discharge the Employee during the term of this Agreement for cause. For purposes of this discharge provision in this Agreement, cause shall be limited to mean (a) the Employee's willful refusal or unreasonable failure to perform the Employee's duties as Chief Financial Officer of the Company, after failure of the Employee to remedy such willful refusal or unreasonable failure within thirty (30) days of receiving specific written notice of such refusal or failure from the Board of Directors; (b) the Employee's gross negligence in the Employee's performance of duties as Chief Financial Officer of the Company, after failure of the Executive to remedy such gross negligence within thirty
      (30) days of receiving specific written notice of such negligence from the Board of Directors; (c) the commitment of any illegal acts by the employee against the Company; or (d) the Employee's conviction of a felony in any court of law, whether or not such conviction is appealable. If the Board of Directors concludes it has grounds to discharge the Employee in accordance with this provision of the Agreement, the Chairman of the Board shall provide written notice to the Employee of the grounds that are asserted for the discharge under this section of the Agreement. The Employee shall not be entitled to any additional salary or employment benefits after the date of any such notice of discharge unless the Employee appeals the notice of his discharge in accordance with the provisions in section 9 of this Agreement and the Board of Directors decides to withdraw the notice of discharge.

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9.    Appeal of Discharge

      The Employee shall have the right to appeal any notice of discharge issued in accordance with section 8 of this Agreement. If the Employee decides to appeal his notice of discharge, the Employee shall within thirty (30) calendar days from the receipt of this notice of grounds asserted for discharge under this Agreement submit in writing to the Chairman of the Board the Employee's appeal and any opposing information and documentation in rebuttal to the grounds asserted for the discharge. If the Employee submits an appeal and opposing information or documentation to the Chairman of the Board, the Board shall evaluate such information or documentation. If after such review, the Board concludes it confirms its decision to discharge the Employee in accordance with the grounds identified in its initial notice, the Chairman of the Board shall deliver a second written notice to the Employee explaining the Board's decision to discharge the Executive and the final grounds for said discharge within thirty (30) days after the Chairman of the Board received the appeal from the Employee. If the Board decides not to discharge the Employee after evaluation of the opposing information or documentation submitted by the Employee, the Chairman of the Board shall deliver notice to the Employee withdrawing the initial notice of discharge under this Agreement within thirty (30) days after the Chairman of the Board received the appeal from the Employee. The Employee shall not be entitled to any additional salary or employment benefits during any appeal under this section unless the Board of Directors decides to withdraw the notice of discharge of the Employee in accordance with the provisions of this section of the Agreement.

10.   Resignation, Death or Disability

      Except as provided in section 12 following a change of control, if the Employee's employment is terminated by reason of the Employee's death, disability or voluntary resignation, the Employee shall not be entitled to receive any further Compensation or employee benefits other than amounts or benefits that have accrued and remain unpaid as of the date of such termination or as otherwise required by applicable law.

11.   Covenants and Confidential Information

            a. The Employee agrees that during the term of this Agreement and during any period of time for which the Employee is receiving Compensation under this Agreement, and for a period of two years after the termination of this Agreement, that the Employee will not, directly or indirectly, own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any corporation, partnership, proprietorship, firm, association or other business entity, or otherwise engaged in any business, which is engaged in any manner in, or otherwise competes with, the business of the Company or any of the Company's subsidiaries (as conducted on the date the Employee ceases to be employed by the Company in any capacity); provided, however, that the ownership of not more than one percent (1%) of the stock of any publicly traded corporation shall not be deemed a violation of this covenant; and

            b. The Employee agrees that during the term of this Agreement and at all time thereafter the Employee will not disclose any confidential information relating to the Company that the Employee has knowledge of, including, but not limited to, business and corporate information, trademarks, manufacturing processes and

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                  financial data (collectively, the "Confidential Material"), except that in the event that the Employee is requested or required (by subpoena, interrogatories, requests for documents or information or similar process) to disclose any Confidential Material, it is agreed that both parties will cooperate and provide prompt notice of such request(s). If, in the absence of any protective order or the receipt of a waiver hereunder, the Employee, in the opinion of legal counsel, is legally required to disclose Confidential Material to any tribunal or else stand liable for contempt or suffer other censure or penalty, he may disclose such information to such tribunal without liability hereunder. Excluded from the term Confidential Material is any material that has been publicly issued or is readily available to the public.

12.   Change of Control

      For purposes of this Agreement, a change of control of Denison shall be deemed to have occurred if and when (a) any person or group of persons acting in concert shall have acquired ownership of or the right to vote or direct the voting of shares of capital stock of the Company representing sixty percent (60%) of the total voting power of the Company, or (b) the Company shall have merged into, consolidated or formed a joint venture of any type, with any corporation or organization, or merged another corporation or organization into the Company, on the basis whereby less than sixty percent (60%) of the total voting power of the surviving corporation is represented by the shares held by the former shareholders of the Company prior to such merger or consolidation, or (c) the Company shall have sold substantially all of its shares or assets to another corporation or organization or person. In the event of such change in control of Denison during the term of this Agreement, should the Employee leave the employ of Denison or the successor company, for whatever reason, within twelve (12) months after the change in control, the Employee shall be entitled to the following:

            a. A lump sum payment from the Company or its successor equal to the greater of (i) his annual Compensation immediately prior to the change of control, plus his annual Compensation immediately prior to the change of control multiplied by the maximum annual bonus award percentage as approved by the Compensation Committee of the Denison Board of Directors, or
                  (ii) his annual Compensation on the date employment with the Company or the successor company terminates, plus his annual Compensation on the date employment with the Company or the successor company terminates multiplied by the agreed upon maximum annual bonus percentage then in effect.

            b. Full participation in the employee health plan of the Company or the successor company on the same terms as applied to the Employee and his dependents immediately prior to his termination of employment for a period of six (6) months, followed by all rights as granted under COBRA after the initial six-month period. Except as required by COBRA or other applicable law, the provisions of this section 12(b) shall terminate should the Employee successfully secure employment with another company or organization that includes the Employee's participation in an employee health benefits program.

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13.   Arbitration

      Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association for labor and employment disputes, and judgment upon the award rendered by the arbitrator shall be deemed to possess the power to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this section of this Agreement shall be construed so as to deny the Company the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach by the Employee of the Employee's covenants contained in this Agreement. The arbitration panel shall have no authority to award punitive damages. Such arbitration shall be conducted before a panel of three persons, one chosen by each party and the third selected by the two party-selected arbitrators. The award issued by the arbitration panel may be confirmed in a judgment by any federal or state court of competent jurisdiction. All reasonable costs of both parties, as determined by the arbitrators, including but not limited to
      (a) the costs, including reasonable attorneys' fees, of the arbitration;
      (b) the fees and expenses of the AAA and the arbitrators and (c) the costs, including reasonable attorneys' fees, necessary to confirm the award in court shall be allocated between the parties by the arbitration panel.

14.   Governing Law

      This Agreement shall be governed by and construed in accordance with the laws of the state of Ohio, without giving effect to conflicts of laws principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

15.   Successors and Assigns

      The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the Company and its successors and assigns.

16.   Notices

      Any notice to be given under this Agreement must be in writing and will be deemed duly given (a) when personally delivered and receipted for, or (b) two (2) business days after having been dispatched by a nationally recognized overnight courier service addressed to the parties at the following addresses, or at such other address as is given in writing by either party to the other as follows:

            To Employee:                   Mr. Bruce A. Smith
                                           P.O. Box 1886
                                           Powell, Ohio 43065

            To the Company                 Denison International plc.
            or the Board of Directors:     c/o Mastershouse
                                           107 Hammersmith Road
                                           London W14 0QH
                                           United Kingdom

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17.   Severability

      If any provision of this Agreement or its application to any circumstances shall be determined by any court of competent jurisdiction to be unenforceable to any extent, the remainder of this Agreement or the application of such provision to other circumstances shall not thereby be affected; and each provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

18.   Waiver

      No waiver by the Company or the Employee of any failure by the Employee or the Company, respectively, to keep or perform any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or other provision.

19.   Amendment

      No addition to, or mediation of, this Agreement shall be of any force or effect unless in writing and signed by or on behalf of both parties.

20.   Counterparts

      This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument.

Denison International plc has caused this Employment Agreement to be executed and delivered by a duly authorized officer, and Bruce A. Smith has executed and delivered this Agreement.

DENISON INTERNATIONAL PLC

By:  /s/ J. Colin Keith
    ---------------------------------------------------

Its: Chairman
    ---------------------------------------------------

Date: July 16, 2003
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BRUCE A. SMITH

By:  /s/ Bruce A. Smith
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Date: July 16, 2003
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